UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2010

International Absorbents Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia, Canada	1-31642	98-0487410
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA	V7K 1S8
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (604) 681-6181

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a special meeting of the shareholders of International Absorbents Inc., a corporation incorporated under the laws of the Province of British Columbia (“IAX”), held on May 12, 2010, the shareholders authorized and approved the Arrangement Agreement dated December 14, 2009 among IAX, IAX Acquisition Corporation, a Delaware corporation (“Parent”), and IAX Canada Acquisition Company Inc., a corporation incorporated under the laws of the Province of British Columbia and a wholly-owned subsidiary of Parent (“Canada Sub”), pursuant to which Parent, through Canada Sub, will acquire all of the outstanding common shares of IAX for $4.75 per common share in cash through a plan of arrangement under the laws of British Columbia. The transaction remains subject to regulatory approval and the satisfaction or waiver of certain other closing conditions.

The proposal to approve the special resolution authorizing and approving the arrangement under Section 288 of the Business Corporations Act (British Columbia), under which Canada Sub will acquire all of the issued and outstanding common shares of the Company, was approved by the following vote: For — 3,153,611; Against — 149,236; Abstentions — 7,050; Broker Non Votes — None. These are the final voting results.

A copy of the press release issued by IAX regarding the shareholder vote is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press release issued by International Absorbents Inc. dated May 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.

Date: May 12, 2010	By:	/s/ Gordon L. Ellis
Gordon L. Ellis
Chairman of the Board of Directors, President and Chief Executive Officer